EXHIBIT 10.2

AMENDMENT TO COMPENSATION REDUCTION AGREEMENT

This Amendment to Compensation Reduction Agreement (this "Amendment") is entered into as of February 15, 2005, by and between Continental Airlines, Inc., a Delaware corporation ("Company"), and Jeffery A. Smisek ("Executive").

W I T N E S S E T H:

WHEREAS, as part of Company's continuing efforts to reduce its costs of operation, Executive previously agreed to voluntarily reduce Executive's compensation pursuant to that certain Compensation Reduction Agreement dated December 22, 2004 (the "Compensation Reduction Agreement"); and

WHEREAS, in a further effort to enhance the financial health of Company and to preserve employment opportunities for all employees of the Company and to avoid even the appearance that the $500 million in pay and benefit reductions Company is seeking would fund any payout in 2005 under the RSU provisions of the Company's Long Term Incentive and RSU Program, as amended (the "LTIP/RSU Program"), Executive desires to surrender and forfeit additional RSUs;

NOW, THEREFORE, in consideration of the premises set forth above, the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive hereby agree to amend the Compensation Reduction Agreement as set forth below. All capitalized terms used herein without definition shall have the definitions assigned to such terms in the LTIP/RSU Program.

    REDUCTION IN OUTSTANDING AWARDS. Notwithstanding Section 3 of the Compensation Reduction Agreement, Executive hereby agrees to surrender and forfeit all RSUs subject to the RSU Award for the Performance Period of April 1, 2004 to June 30, 2005 in lieu of the RSU surrender set forth in Section 3 of the Compensation Reduction Agreement.

    ACKNOWLEDGEMENT BY EXECUTIVE. Executive understands and agrees that by executing this Amendment, Executive will be surrendering and forfeiting more RSUs than previously agreed pursuant to the Compensation Reduction Agreement.

3. EFFECT OF AMENDMENT. Except as provided in any signed written agreement contemporaneously or hereafter executed by Company and Executive, this Amendment constitutes the entire agreement of the parties with regard to the subject matter hereof and the terms of this Amendment shall govern the surrender of RSUs by Executive. This Amendment may not be modified or amended except pursuant to a written agreement signed by Company and Executive.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

"COMPANY"

CONTINENTAL AIRLINES, INC

By: __/s/ Michael P. Bonds__________________

Name: Michael P. Bonds

Title: Vice President -

Human Resources

"EXECUTIVE"

__/s/ Jeffery A. Smisek_______________________

JEFFERY A. SMISEK